Exhibit 11

                     COMPUTER TELEPHONE CORP
       STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
              (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                              Three Months Ended
                                                         June 30,            June 30,
                                                           1996                1995
                                                       -------------       -------------
PRIMARY
Average shares outstanding                                    9,585        $      9,348

Net effect of stock options, if dilutive,
  based on the treasury stock method
  using the average market price                              1,396                 921
                                                       -------------       -------------
                                 Total                       10,981              10,269

Net income                                             $      1,194        $        689
                                                       -------------       -------------
Net income per share                                   $       0.11                0.07
                                                       -------------       -------------
FULLY DILUTED

Average shares outstanding                                    9,585        $      9,348

Net effect of stock options, if dilutive,
  based on the treasury stock method
  using the period-end market price                           1,396                 996
                                                       -------------       -------------
                                 Total                       10,981              10,344

Net income                                             $      1,194        $        689
                                                       -------------       -------------
Net income per share                                   $       0.11                0.07
                                                       -------------       -------------